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                                                                  EXHIBIT 10.8.1


                              AAi.FosterGrant, Inc.

                                  AMENDMENT TO

                            1996 INCENTIVE STOCK PLAN

           WHEREAS, AAi.FosterGrant, Inc. (the "Company") desires to amend the provisions of the Company's 1996 Incentive Stock Plan (the "Plan") to reflect an increase in the maximum number of Shares for which awards may be granted under the Plan; and

           WHEREAS, under Section 16 of the Plan, the Board of Directors of the Company, may amend the Plan to increase the maximum number of Shares for which options may be granted under the Plan, provided that such amendment shall not become effective until the approval of the shareholders; and

           WHEREAS, the Board of Directors and Shareholders of the Company have each approved the amendment to increase the maximum number of Shares for which awards may be granted under the Plan;

           NOW, THEREFORE, the Plan is amended as follows:

           1. That Section 2 of the Plan be amended by substituting the number "88,000" for "50,000" in the second sentence thereof to increase the maximum number of Shares for which awards may be granted under the Plan.

           2. All other provisions of the Plan shall remain in full force and effect and are hereby ratified, approved and confirmed.

           IN WITNESS WHEREOF, the Company has caused this Amendment to the 1996 Incentive Stock Plan to be executed by its duly authorized officer as of the 13th day of May, 1999.

                                             AAi.FosterGrant, Inc.

                                             By: /s/ Gerald F. Cerce
                                                 -------------------------------
                                                 President

Attest:

/s/ Stephen J. Carlotti
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Secretary